UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):  December 17, 2009

 FOSTER WHEELER AG

(Exact Name of Registrant as Specified in Its Charter)

Switzerland (State or Other Jurisdiction of Incorporation)	001-31305 (Commission File Number)	98-0607469 (IRS Employer Identification No.)

Perryville Corporate Park, Clinton, New Jersey (Address of Principal Executive Offices)	08809-4000 (Zip Code)
Registrant’s telephone number, including area code: 908-730-4000
Not applicable (Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Named Executive Officer

On December 17, 2009, Foster Wheeler AG (the “Company”) announced that Peter J. Ganz, the Company’s Executive Vice President, General Counsel and Secretary, has resigned, effective December 31, 2009, as a result of his decision not to relocate to the Company’s new operating headquarters in Geneva, Switzerland, which was also announced that day.  Mr. Ganz’s resignation constitutes a resignation by Mr. Ganz for “Good Reason” (as defined in the Amended and Restated Employment Agreement (the “Ganz Employment Agreement”), dated as of May 6, 2008, between Mr. Ganz and Foster Wheeler Inc., a wholly owned indirect subsidiary of the Company) as a result of the relocation of his principal business location of greater than fifty (50) miles.

In connection with his separation, Mr. Ganz will receive benefits as provided under the Ganz Employment Agreement, including the following:

•
An amount, payable in a lump sum, equal to the sum of (i) twenty-four (24) months of Mr. Ganz’s base salary plus (ii) 200% of Mr. Ganz’s annual cash incentive payment at his current target award opportunity;

•	Two years of continued health and welfare benefit plan coverage at active employee levels; and

•	Full vesting of all stock options and restricted stock units.

In addition, Mr. Ganz will also receive an annual cash incentive award for 2009 calculated and determined in the same manner as if Mr. Ganz remained in his current position, payable in a lump sum at the same time such awards are paid to other executives of the Company but no later than March 15, 2010.

The Company also announced that, effective January 1, 2010, Michelle Davies, currently General Counsel of Foster Wheeler Energy Limited, the Company’s largest subsidiary, has been named Acting General Counsel of the Company and Eric Sherbet, currently Vice President and Deputy General Counsel-Corporate of Foster Wheeler Inc., has been named Corporate Secretary of the Company.

A copy of the press release announcing the resignation of Mr. Ganz and the election of Ms. Davies and Mr. Sherbet is attached hereto as Exhibit 99.1 and incorporated into this Item 5.02 by reference.

Item 8.01 Other Events

Relocation of Operating Headquarters

On December 17, 2009, the Company announced that its Board of Directors has approved management’s proposal to relocate the Company’s operating headquarters to Geneva, Switzerland.  The Company will continue to remain domiciled in Zug, Switzerland.  The decision is effective immediately, the transition has already begun and the affected executives will begin operating from Switzerland in January 2010.

A copy of the press release announcing the relocation of the Company’s operating headquarters is attached hereto as Exhibit 99.2 and incorporated into this Item 8.01 by reference.

Senior Leadership Succession Plan

On December 17, 2009, the Company announced that its Board of Directors has approved the following senior leadership succession plan:

•
Effective June 1, 2010, Raymond J. Milchovich, Chairman of the Board of Directors and Chief Executive Officer of the Company, will relinquish his responsibilities as Chief Executive Officer and will become the Non-Executive Chairman of the Board of Directors and a consultant to the Company through October 2011;

•
Effective June 1, 2010, Robert C. Flexon, currently President of Foster Wheeler USA Corporation, a wholly owned indirect subsidiary of the Company, will become the Chief Executive Officer of the Company; and

•
Umberto della Sala, President and Chief Operating Officer of the Company, has agreed to extend the term of his employment with the Company through 2013, subject to the execution of a mutually agreeable amendment to Mr. della Sala’s employment agreements.

A copy of the press release announcing the approval of the senior leadership succession plan is attached hereto as Exhibit 99.3 and incorporated into this Item 8.01 by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Press Release announcing resignation of Peter J. Ganz, dated December 17, 2009.

99.2	Press Release announcing relocation of the Company’s operating headquarters, dated December 17, 2009.

99.3	Press Release announcing approval of senior leadership succession plan, dated December 17, 2009.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER AG

DATE: December 21, 2009	By:	/s/ Peter J. Ganz
Peter J. Ganz Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release announcing resignation of Peter J. Ganz, dated December 17, 2009.

99.2	Press Release announcing relocation of the Company’s operating headquarters, dated December 17, 2009.

99.3	Press Release announcing approval of senior leadership succession plan, dated December 17, 2009.